EXHIBIT 10.10

                              CONSULTING AGREEMENT


     This Consulting Agreement (the "Agreement") is entered into this 31st day of December, 2001, by and between Peachtree Capital Corporation, Inc. (the "Company"), Harless & Associates ("H&A"), and Caroline O. Harless (the "Consultant").

     WHEREAS, the Company desires to engage the H&A to perform services and duties for the Company subject to the terms and conditions set forth in this Agreement;

     WHEREAS, as a condition to the execution of that certain Stock Purchase Agreement dated December 27, 2001 (the "Purchase Agreement") among ebank.com, Inc. (the "Parent"), the Company, and Caroline O. Harless and Steven Harless, individual residents of the State of Georgia (the "Shareholders" or each a "Shareholder"), both of whom are also principals of H&A, the parties thereto agreed to be bound by this Agreement and the covenants contained herein;

     WHEREAS, the Caroline O. Harless was a founder and is currently the President of the Company and has extensive knowledge of, and is thoroughly familiar with, all aspects of the business affairs, finances, management, marketing, programs, business plans, strategies, customers, and methods of operation of the Company;

     WHEREAS, Steven Harless was a founder and has provided financial and accounting services for the Company through his various business ventures;

     WHEREAS, the covenants contained in this Agreement were necessary to induce the Parent to purchase the Company from the Shareholders in a sale of business transaction;

     NOW, THEREFORE, in consideration of the Parent executing the Purchase Agreement and the Company's agreement to engage and to continue to engage H&A, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS AND RECITALS. The provisions recited above are incorporated into this Agreement as are any definitions used above. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. TERM OF AGREEMENT. This Agreement shall be for a two year term starting on the date this Agreement is executed and expiring on the second anniversary thereof.

3. SERVICES TO BE PROVIDED BY H&A. H&A will cause the Consultant, a principal of H&A, to continue to serve as the President of the Company, providing all functions and services that she formerly provided as President of the Company before the execution of the Purchase Agreement. The services which the Consultant will provide include, but are not limited to, those services listed in Article 10 of the Purchase Agreement.

4. COMPENSATION OF H&A. For the services to be provided by H&A under this Agreement, the Company will provide the following compensation to H&A: 30% of the Consultant's gross production for customers existing on the date the Purchase Agreement was signed and 45% of the Consultant's gross production for customers added after the date of the Purchase Agreement. However, if at December 31 of each year under the term of this Agreement, H&A's compensation under these terms is less than $125,000, excluding any bonuses pursuant to the following section, the Company will make a payment to H&A that will increase H&A's compensation for the year to $125,000.

5. BONUSES FOR H&A. If Revenues exceed $800,000 during the first year of this Agreement, the Company will make a bonus payment to H&A in the amount of $25,000. If Revenues exceed


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     $900,000 during the second year of-this Agreement, the Company will make a bonus payment to H&A in the amount of $50,000. "Revenue" under this section is the same as used to compute the preferred stock revenue target as laid out in the Series B-1 and Series B-2 preferred stock designations, attached as exhibits to the Purchase Agreement and incorporated herein by reference.

6. TERMINATION BY THE COMPANY. The Company may terminate this Agreement: (1) upon the death of the Consultant; (2) upon the disability of the Consultant; (3) upon determination of cause; or (4) without cause. For the purposes of this Agreement, "for cause" will constitute unethical behavior, illegal behavior, and dereliction of duty, and the actions of the Consultant shall constitute the actions of H&A. If the company terminates H&A without cause, H&A will receive a monthly severance compensation of $10,416.67 per month through the remainder of the two year term of this agreement. In addition, if the Company terminates H&A without cause, or because of the death or disability of the Consultant, then all shares of preferred stock owned by Steven and Caroline Harless for which the respective revenue measuring years have not been completed will be treated as if the relevant "Revenue Targets" described in the respective preferred stock designations have been fully satisfied. The Company will take all necessary steps, including amending the preferred stock designations, if necessary, to accomplish these terms. In addition, if Edmond Harless' employment with the Company is terminated without cause before the end of the terms of his employment agreement, the shares of preferred stock owned by Steven and Caroline Harless, for which the respective revenue measuring years have not been completed, will be treated as if the "Revenue Targets" have been met as described above in this paragraph.

7. OVERHEAD INSURANCE. If this Agreement is terminated because of the disability of the Consultant as described in the termination section above, then H&A shall be entitled to any disability benefits payable under the Company's Unum (Paul Revere Life Insurance) overhead policy # 010283495103 covering the Consultant for a period not to exceed the initial term of this Agreement. The Company agrees to maintain such policy, including any policy premium payments not to exceed $250 per month, through the term of the Agreement.

8. TERM LIFE INSURANCE. If this Agreement is terminated because of the death of the Consultant as described in the information section above, then H&A shall be entitled received life insurance benefits payable under the Company's term life insurance policy covering the Consultant. The amount of this life insurance shall be $250,000 for the first year following the closing of the stock purchase and $125,000 for the second year following the stock purchase. The Company agrees to maintain such policy, including any policy premium payments through the initial term of this Agreement.

9. RIGHTS TO WORK PRODUCT. Except as expressly provided in this Agreement, the Company shall be entitled to all benefits, profits and results arising from or incidental to H&A's performance. To the greatest extent possible, any work product, property, data, documentation or information or materials prepared, conceived, discovered, developed or created by the Consultant in connection with performing any of the Consultant's responsibilities ("Work Product") shall be deemed to be "work made for hire" as defined in the Copyright Act, 17 U.S.C.A. Sec. 101 et seq., as amended, and owned exclusively and perpetually by the Company. H&A and the Consultant hereby unconditionally and irrevocably transfer and assign to the Company all intellectual property or other rights, title and interest either may currently have (or in the future may have) by operation of law or otherwise in or to any Work Product. H&A and the Consultant agree to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete and perpetual title and ownership of any Work Product and all associated rights exclusively in the Company. The Company shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Work Product or any part thereof written or created by the Consultant, and to combine the same with other works to any extent, and to change or substitute the title thereof, and with regard to the Work Product, H&A


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     and the Consultant hereby waive the "moral rights" of authors as that term is commonly understood throughout the world including, without limitation, any similar rights or principles of law which H&A or the Consultant may now or later have by virtue of the law of any locality, state, nation, treaty, convention or other source. Unless otherwise specifically agreed, H&A and the Consultant shall not be entitled to any compensation in addition to the compensation otherwise provided in this Agreement for any exercise by the Company of its rights set forth in the preceding sentence.

10. COVENANT NOT TO DISCLOSE TRADE SECRETS AND CONFIDENTIAL INFORMATION. During H&A's engagement, the Consultant will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined in the next sentences). "Trade Secrets" shall mean information or data of or about the Company or any affiliated entity, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting H&A's and the Consultant's obligations under this Agreement. "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the business of the Company or any affiliated entity, other than Trade Secrets. H&A and the Consultant acknowledge and agree that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information would be wrongful and would likely result in immediate and irreparable injury to the Company. Except as required to perform the Consultant's duties or except with the Company's prior written permission, H&A and the Consultant shall not, without the express prior written consent of the Company, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly in any way for any person or entity: (a) any Trade Secrets at any time during which such information or data shall continue to constitute a "trade secret" under applicable law; and (b) any Confidential Information during H&A's engagement with the Company and for a period of twenty-four (24) months after termination. H&A and the Consultant agree to cooperate with any reasonable confidentiality requirements of the Company made known to H&A or the Consultant by the Company. H&A and the Consultant shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which either the Consultant or H&A becomes aware.

11. RETURN OF MATERIALS. At any point during the H&A's engagement, at the specific request of the Company, or, in any event, as promptly as practicable after the H&A's services have been terminated, H&A and the Consultant will return to the Company all Work Product (including any copies or reproductions thereof and any materials constituting or containing Trade Secrets or Confidential Information of the Company) that are in H&A's or the Consultant's possession or control.

12. COVENANTS ARE INDEPENDENT. The covenants on the part of the H&A and the Consultant contained in the paragraphs in this Agreement shall each be construed as agreements independent of each other and of any other provision in this Agreement and the unenforceability of one shall not effect the remaining covenants.

13. REMEDIES FOR BREACH. H&A and the Consultant acknowledge and agree that great loss and irreparable damage would be suffered by the Company if the either H&A or Consultant should breach or violate any of the covenants and agreements set forth in the paragraphs of this Agreement. H&A and the Consultant further acknowledge and agree that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of these covenants and agreements will be insufficient to compensate for any breaches thereof, and that H&A and the


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     Consultant will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement.

14. COVENANTS ARE REASONABLE. H&A and the Consultant acknowledge and agree that: (a) H&A and the Consultant have received good, adequate and valuable consideration for each of the covenants contained in this Agreement; and
     (b) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company. H&A and the Consultant also acknowledge and agree that: (a) irreparable loss and damage will be suffered by the Company should H&A or the Consultant breach any of these covenants and agreements; (b) each of these covenants and agreements is separate, distinct and severable from the remaining provisions of this Agreement; and (c) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any other provision or provisions of this Agreement. H&A and the Consultant acknowledge and agree that if any of these provisions shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law. This Agreement is made ancillary to the sale of the business described in the Purchase Agreement.

15. RENEWAL. The parties agree that they will enter into an at-will employment or consulting agreement at the expiration of the two year term of this Agreement, which will permit the Shareholders to continue as registered representatives of the Company in its main office, or in a branch office, or other location of the Shareholder's choice. If the Shareholders relocate to a location other than the Company's main office, the Company shall not be obligated to incur additional office expenses to support such alternate location. Compensation will be based purely on commission as determined by the then standard compensation grid of the Company's other employees. Any new employment arrangement will include appropriate restrictive covenants that will protect the Company's interest in its customers and employees. These restrictive covenants will include non-compete and non-solicitation provisions carrying a two year term from the date of termination of that agreement.

16. GOVERNING LAW. This Agreement shall be interpreted, construed, and governed according to the laws of the State of Georgia.

17. AMENDMENTS. No amendments or variation of the terms or conditions of this Agreement shall be valid unless agreed to in writing and signed by the parties.

18. NON-ASSIGNABILITY. H&A's and the Consultant's rights and obligations under this Agreement are personal and not assignable. The rights and obligations of the Company hereunder shall inure to the benefit of and be binding upon the successors and assigns of the Company.

19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and shall bind and inure to the benefit of the Company, H&A, and the Consultant and their respective successors, heirs, assigns and legal representatives.

20. WAIVER. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision. No delay with regard to enforcement of any breach of any provision of this Agreement shall be construed to be a waiver of such breach.

21. NON-DISPARAGEMENT. H&A and the Consultant warrant and agree that neither H&A nor the Consultant shall, during or after H&A's engagement with the Company, disparage the Company or its owners, officers, directors, shareholders, employees, agents, or its business, products, policies, practices or services, in any way whatsoever.


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WITNESSES:                         HARLESS & ASSOCIATES

                                   By:  /s/ Steven Harless
--------------------------------       -------------------------------
                                        Steven Harless
                                   Its: Principal
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                                   PEACHTREE CAPITAL CORP.

                                   By:  /s/ James L. Box
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                                        James L. Box
                                        Chairman, Board of Directors
--------------------------------

                                   CONSULTANT

                                        /s/ Caroline O. Harless
--------------------------------       -------------------------------
                                        Caroline O. Harless

--------------------------------


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